Exhibit 99.1

Information Relating to Part II.

Item 14. - Other Expenses of Issuance and Distribution

The expenses in connection with the offer and sale of shares of common stock of Planet Fitness, Inc., registered pursuant to the Registration Statement on Form S-3 (Registration No. 333-215317) filed on December 23, 2016, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission registration fee, which was paid in connection with the filing of the Registration Statement.

Securities and Exchange Commission registration fee	$6,208
FINRA filing fee	—
Printing and engraving expenses	40,000
Legal fees and expenses	150,000
Accounting fees and expenses	120,000.
Transfer Agent and Registrar fees	6,600
Miscellaneous	27,192

Total	$350,000